Exhibit 10.3
CONTRIBUTION AGREEMENT
By and Among
GOLDMAN SACHS 2006 EXCHANGE PLACE FUND, L.P.,
GSEP 2006 REALTY CORP.,
PS BUSINESS PARKS, L.P.,
and
PS BUSINESS PARKS, INC.
Dated: As of March 12, 2007

CONTRIBUTION AGREEMENT
     Contribution Agreement (this “Agreement”) made as of the 12th day of March 2007 (“Agreement Date”), by and among Goldman Sachs 2006 Exchange Place Fund, L.P., a Delaware limited partnership (“Parent”), GSEP 2006 Realty Corp., a Delaware corporation (“Contributor”), PS Business Parks, L.P., a California limited partnership (“Operating Partnership”), and PS Business Parks, Inc., a California corporation (“Company”).
WITNESSETH:
     WHEREAS, Contributor desires to contribute to Operating Partnership cash in return for Series Q Preferred Units (as defined below) in Operating Partnership on the terms and conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
     “Agreement” has the meaning set forth in the initial paragraph hereof.
     “Agreement Date” has the meaning set forth in the initial paragraph hereof.
     “Amendment” means the Amendment to the Partnership Agreement, substantially in the form attached as Exhibit A hereto.
     “Broker” has the meaning set forth in Paragraph 10.
     “Bylaws” means the Bylaws of the Company, as amended from time to time.
     “Certificate of Determination” means the Certificate of Determination of Preferences of Series Q Cumulative Redeemable Preferred Stock of the Company substantially in the form attached hereto as Exhibit B.
     “Charter” means the Restated Articles of Incorporation of Company, as amended and restated from time to time including, as supplemented by the Certificate of Determination.
     “Closing” has the meaning set forth in Paragraph 6(a).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” has the meaning set forth in the initial paragraph hereof.
     “Contribution Amount” means 12 million and No/100 Dollars ($12,000,000).

     “Contributor” has the meaning set forth in the initial paragraph hereof.
     “Contributor’s Closing Documents” has the meaning set forth in Paragraph 6(c).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Date” means, with respect to any Series Q Preferred Unit, the date on which the exchange of such Series Q Preferred Unit for a Series Q Preferred Share shall occur in accordance with the Partnership Agreement.
     “GAAP” means generally accepted accounting principles consistently applied as in effect as of the date of the financial statements to which such principles are applied.
     “Governing Documents” means, with respect to (i) a limited partnership, such limited partnership’s certificate of limited partnership and the agreement of limited partnership, and any amendments or modifications of any of the foregoing; (ii) a corporation, such corporation’s articles or certificate of incorporation, by-laws and any applicable authorizing resolutions, and any amendments or modifications of any of the foregoing; (iii) a limited liability company, such limited liability company’s articles or certificate of organization, by-laws and operating agreement or agreement of limited liability company, and any amendments or modifications of any of the foregoing; and (iv) a trust, such trust’s declaration of trust and bylaws and any amendments or modifications of any of the foregoing.
     “Operating Partnership” has the meaning set forth in the initial paragraph hereof.
     “Operating Partnership’s Closing Documents” has the meaning set forth in Paragraph 6(b).
     “Partner” has the meaning ascribed to such term in the Partnership Agreement.
     “Partnership Agreement” means the Agreement of Limited Partnership of Operating Partnership, dated as of March 17, 1998 as amended from time to time, including as amended by the Amendment.
     “Person” means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or representative capacity.
     “PTP” means a “publicly traded partnership” within the meaning of Section 7704 of the Code.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series G Preferred Shares” has the meaning set forth in Paragraph 8(l).
     “Series G Preferred Units” has the meaning set forth in Paragraph 8(l).

     “Series J Preferred Shares” has the meaning set forth in Paragraph 8(l).
     “Series J Preferred Units” has the meaning set forth in Paragraph 8(l).
     “Series N Preferred Shares” has the meaning set forth in Paragraph 8(l).
     “Series N Preferred Units” has the meaning set forth in Paragraph 8(l).
     “Series Q Preferred Shares” means shares of Company’s 6.55% Series Q Cumulative Redeemable Preferred Stock, par value $.01 per share, with the terms and provisions set forth in the Certificate of Determination.
     “Series Q Preferred Units” means Series Q Preferred Units as such term is defined in the Amendment.
     “Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity (a) of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is held or owned, directly or indirectly, by such Person, or (b) of which such Person is a general partner or managing member.
2. Contribution of Cash. Subject to the terms and provisions of this Agreement, Contributor hereby agrees to contribute to Operating Partnership the Contribution Amount on the date of the Closing in consideration for 480,000 Series Q Preferred Units in Operating Partnership. Subject to the terms and provisions of this Agreement, Operating Partnership hereby agrees to accept the Contribution Amount and to issue to Contributor 480,000 Series Q Preferred Units in exchange therefor on the date of the Closing.
3. Conditions to Closing.
     (a) Conditions to Operating Partnership’s and Company’s Obligations. Operating Partnership’s and Company’s obligations under this Agreement to accept the Contribution Amount, provide Contributor with Series Q Preferred Units and otherwise consummate the transactions contemplated herein are subject to the satisfaction (or waiver in writing by Operating Partnership and Company) of the following conditions on or before the Closing:
     (i) No Injunction. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect.
     (ii) Accuracy of Representations and Warranties. The representations and warranties of Contributor contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on the date of the Closing.
     (iii) Performance of Agreement. Contributor shall have performed, in all material respects, all of its covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing, including, without limitation, delivery of the Contribution Amount.

     (iv) Delivery of Closing Documents. Operating Partnership and Company shall have received the Contributor’s Closing Documents.
     If for any reason any of the conditions set forth in this Paragraph 3(a) or elsewhere in this Agreement are not satisfied or waived by Operating Partnership and Company at or prior to the Closing, at Operating Partnership’s or Company’s option, this Agreement shall be terminated and Operating Partnership, Company, Parent and Contributor shall be released from their obligations under this Agreement and none of Operating Partnership, Company, Parent or Contributor shall have any further liability hereunder.
     (b) Conditions to Contributor’s and Parent’s Obligations. Contributor’s and Parent’s obligations under this Agreement to deliver the Contribution Amount and otherwise consummate the transactions contemplated herein are subject to the satisfaction (or waiver in writing by Contributor and Parent) of the following conditions on or before the Closing:
     (i) Pending Litigation. Contributor and Parent shall have determined in Contributor’s and Parent’s sole judgment that there is no temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction and no pending litigation or like proceeding with respect to Operating Partnership or Company which, if successfully pursued, would prevent the consummation of the transactions contemplated herein.
     (ii) Accuracy of Representations and Warranties. The representations and warranties of Operating Partnership and Company contained in this Agreement shall be true and correct in all material respects on the date of the Closing with the same effect as though made on the date of the Closing.
     (iii) Performance of Agreement. Operating Partnership and Company shall have performed, in all material respects, all of their respective covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.
     (iv) Delivery of Closing Documents. Contributor and Parent shall have received the Operating Partnership’s Closing Documents.
     If for any reason any of the conditions set forth in this Paragraph 3(b) or elsewhere in this Agreement are not satisfied or waived by Contributor and Parent at or prior to the Closing, at Contributor’s or Parent’s option, this Agreement shall be terminated and Contributor, Operating Partnership, Parent and Company shall be released from their obligations under this Agreement and none of Contributor, Operating Partnership, Parent or Company shall have any further liability hereunder.
4. Covenants.
     (a) On the Exchange Date, Company shall issue Series Q Preferred Shares in a number equal to the number of Series Q Preferred Shares into which the Series Q Preferred Units are exchangeable pursuant to the terms of the Partnership Agreement. Upon consummation of such exchange in accordance with the terms of the Partnership Agreement, and issuance in accordance with the Charter, the Series Q Preferred Shares shall be validly issued, fully paid and non-assessable pursuant to the Certificate of Determination.
     (b) Provided that all other conditions to Operating Partnership’s and Company’s obligations set forth in this Agreement have been satisfied or properly waived, Operating Partnership covenants that it shall record the Contributor as the holder of the Series Q Preferred Units on its books and records and shall admit Contributor as a limited partner to Operating Partnership on the date of the Closing in accordance with the Partnership Agreement.
     (c) Operating Partnership shall not issue any Series Q Preferred Units to any Person other than Contributor and the Company shall not issue any Series Q Preferred Shares to any Person other than a holder of Series Q Preferred Units upon exchange of such Series Q Preferred Units.
     (d) Through December 31, 2008, Operating Partnership shall notify holders of Series Q Preferred Units promptly if Company or Operating Partnership anticipates or realizes either that (i) the value of Operating Partnership’s assets constituting “stock and securities” within the meaning of Section 351(e)(1) of the Code will equal 17% or more of Operating Partnership’s total assets, or (ii) there is a material increase in the percentage of Operating Partnership’s assets constituting “stock and securities” (based on value) if immediately preceding such material increase the percentage of Operating Partnership’s assets constituting “stock and securities” is equal to 15% or more of the Operating Partnership’s total assets.
     (e) Operating Partnership shall notify holders of Series Q Preferred Units promptly if Company or Operating Partnership anticipates or realizes that the Series Q Preferred Units will represent more than 19.5% of the total profits or capital interest in the Operating Partnership. For purposes of this Agreement, profits will be treated as including special allocations of gross income and capital will be determined based upon the estimated proceeds distributable upon a hypothetical current liquidation of the Operating Partnership.
     (f) Through December 31, 2007, Operating Partnership (i) shall take all actions reasonably available to it under the Partnership Agreement to satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h)(1) (taking into account any person treated as a partner under Treasury Regulation Section 1.7704-1(h)(3) and treating Contributor for this purpose as one partner) and (ii) shall not issue, or enter into binding agreements to issue, any Operating Partnership units to the extent such issuance would cause it to fail to satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h)(1) immediately after such issuance (taking into account any person treated as a partner under Treasury Regulation Section 1.7704-1(h)(3) and treating Contributor for this purpose as one partner) and substituting “90” for “100.” Through March 31, 2008, Operating Partnership shall take all actions reasonably available to it under the Partnership Agreement to avoid treatment as a PTP.
     (g) Operating Partnership shall notify holders of the Series Q Preferred Units promptly in the event that Company or Operating Partnership (i) becomes aware of any facts that will or likely will cause Operating Partnership to become a PTP or (ii) takes the position that Operating Partnership is, or upon consummation of an identified event in the immediate future will be, a PTP.

     (h) Operating Partnership shall promptly provide notice to the holders of the Series Q Preferred Units in the event Company or Operating Partnership anticipates or realizes that, if Operating Partnership were taxable as a real estate investment trust, Operating Partnership would fail to satisfy the income and asset requirements under Sections 856(c)(2), (3) and (4) of the Code.
     (i) Operating Partnership shall notify any holder of the Series Q Preferred Units promptly in the event that Operating Partnership or Company anticipates or realizes that such holder’s interest in the Series Q Preferred Units will represent 10% or more of the total capital interests in Operating Partnership or 5% or more of the value of the Operating Partnership’s total assets are represented by securities of a taxable REIT subsidiary. Operating Partnership shall use its best efforts to permit such a holder to make a taxable REIT subsidiary election with respect to any corporation (other than a corporation taxable as a real estate investment trust) for which the holder, solely as a result of its ownership of Series Q Preferred Units, would be deemed to own (for purposes of Section 856(c)(4) of the Code) securities of such corporation (i) with a value equal to more than 5% of the Contributor’s total assets, (ii) possessing more than 10% of the total voting power of such corporation, or (iii) having a value of more than 10% of the total value of, the outstanding securities of such corporation. Operating Partnership shall use its best efforts to cause each corporation referred to in the preceding sentence to jointly make a taxable REIT subsidiary election with such holder.
     (j) Operating Partnership and Company will not take any position inconsistent with the form of the transaction set forth in the Operating Partnership’s Closing Documents, including without limitation, any position that Operating Partnership is not a partnership for federal income tax purposes or that Contributor is not a partner of Operating Partnership for federal income tax purposes.
     (k) Through December 31, 2008, Operating Partnership will not make an election under Treas. Reg. Section 301.7701-3 to be classified as an association.
     (l) Operating Partnership covenants that it shall use reasonable efforts to deliver to holders of Series Q Preferred Units the following information to the extent provided to all other holders of the Company’s Common Shares, par value $0.01 per share (the “Common Shares”), and/or Partners of the Operating Partnership:
     (i) as soon as reasonably practicable, a complete copy of Company’s annual report on Form 10-K, or such other applicable form (“Form 10-K”), filed in respect of a fiscal year with the Securities and Exchange Commission (the “Commission”) (or, if Operating Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-K separate from Company’s Form 10-K, a complete copy of Operating Partnership’ s Form 10-K);
     (ii) as soon as reasonably practicable, a complete copy of the Company’s quarterly report on Form 10-Q, or such other applicable form (“Form 10-Q”), filed in respect of a fiscal quarter with the Commission (or, if Operating Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-Q separate from Company’s Form 10-Q, a complete copy of Operating Partnership’s 10-Q);
     (iii) as soon as reasonably practicable, copies of all other communications of the Company or Operating Partnership, but only if provided to all the holders of the Company’s Common Shares and/or Partners; and
     (iv) upon the request of a holder of Series Q Preferred Units, a copy of the most recent annual tax return for the Operating Partnership.
     (m) Operating Partnership covenants that it shall use reasonable efforts to deliver to holders of Series Q Preferred Units the following information, whether or not provided to all other holders of the Company’s Common Shares: (x) the percentage of total profits and capital interests represented by the Series Q Preferred Units and (y) the percentage of the value of the Operating Partnership’s assets which consist of “stock and securities” within the meaning of Section 351(e)(1) of the Code. The information in clause (x) shall be provided to the holders of Series Q Preferred Units on an annual basis at the time a Schedule K-1 is issued to each holder of Series Q Preferred Units. The information in clause (y) shall be provided to the holders of Series Q Preferred Units at the time Schedule K-1’s are issued to each holder of Series Q Preferred Units for the tax years ending December 31, 2007 and December 31, 2008.
     (n) Upon request of Contributor, but not more frequently than once per year (excluding the certificate contemplated by Paragraph 4(s)), Operating Partnership and Company agree to deliver a certificate to Contributor or any of its permitted transferees, including Parent, bringing down the representations and warranties made by Operating Partnership and Company in Paragraphs 8(d), (e), (f), (g), (i), (j), (p), (q), (u), (v) and (w) to a date requested by Contributor, Parent or such transferee, if and to the extent, after due inquiry, Operating Partnership and Company can make such representations and warranties as of such date; provided, however, Operating Partnership and Company shall not be required to deliver such certificate with respect to any matter described in Paragraph 8(d) after December 31, 2008.
     (o) The Company shall not modify, rescind or revoke the waiver by the Board of Directors of the “Ownership Limit” (set forth in Section 4.01(a) of the Company’s Charter) pursuant to resolutions of the Board of Directors, dated February 23, 2007 and of the Special Committee of the Board of Directors, having an effective date of March 12, 2007 with respect to the Contributor’s ownership of the Series Q Preferred Shares. The Company agrees not to withhold the waiver of such Ownership Limit in favor of any transferees of Contributor (or subsequent transferees) if such transferees (or subsequent transferees) provide to the Company a representation that, “to the best of such transferee’s knowledge, applying the REIT stock ownership rules of Section 856(h) of the Code and the applicable regulations, if at the time of such transfer all outstanding Series Q Preferred Units had been exchanged for Series Q Preferred Shares, no ‘individual’ would be treated as owning more than 9.9% of the outstanding shares of Series Q Preferred Shares (except potentially two individuals who would each be treated as owning less than 15% of the outstanding shares of Series Q Preferred Shares, provided that neither such individual would be treated as owning more than 9.9% of the combined number of Series Q Preferred Shares, Series N Preferred Shares, Series J Preferred Shares and Series G

Preferred Shares that are or would be outstanding, treating all such shares that may be issued in exchange for corresponding Series Q Preferred Units, Series N Preferred Units, Series J Preferred Units and Series G Preferred Units as if then outstanding, whether or not the exchange is then permitted).” The Company agrees not to unreasonably withhold the waiver of such Ownership Limit in favor of any transferee of Contributor (or subsequent transferee) if such transferee provides to the Company reasonable representations and undertakings appropriate to establish that the ownership by the transferee will not adversely affect the Company’s status as a REIT (defined in Paragraph 8(j)).
     (p) After any exchange of Series Q Preferred Units under Section 8 of the Amendment, the Company shall at all times ensure that the number of members of the Company’s Board of Directors permitted pursuant to the Charter, the Bylaws and the California Corporations Code, as amended, is sufficient to allow the Board of Directors to increase by two the number of members of the Board of Directors, without shareholder approval, in order to permit the holders of Series Q Preferred Shares (and shares on parity therewith) to elect two additional Directors upon the occurrence of a Dividend Default (as that term is defined in the Certificate of Determination attached hereto as Exhibit B) and in accordance with the provisions of such Certificate of Determination.
     (q) Operating Partnership and Company hereby consent to any pledge and release of such pledge of the Series Q Preferred Units, and to any pledge and release of such pledge of any Series Q Preferred Shares into which such Series Q Preferred Units are exchanged, to secure the obligations of Contributor and/or Parent; so long as the pledge and exercise of remedies thereunder shall be subject in all respects to the provisions of the Partnership Agreement and the Charter and such pledge is to a bona fide financial institution; provided that for purposes of this Paragraph 4(q), Parent and Goldman Sachs & Co. and its affiliates shall be deemed to be bona fide financial institutions.
     (r) Company covenants that it shall file the Certificate of Determination with the Secretary of State of the State of California promptly following Closing and shall deliver to the Contributor a certified copy of such filing promptly upon receipt thereof by the Company.
     (s) At any time and from time to time after the Closing (but in no event more than five (5) times, excluding the certificate contemplated by Paragraph 4(n)) and prior to December 31, 2007, upon request of the Contributor, Operating Partnership and Company agree to deliver an additional certificate to Contributor and Parent bringing down the representations and warranties made by Operating Partnership and Company in Article 8 to a date requested by Contributor (if and to the extent, after due inquiry, such representations and warranties are true and correct as of such date), provided that such certificate is requested by Contributor in connection with the contribution of additional capital to Parent. Contributor shall provide at least five (5) business days written notice of any request for a certificate hereunder.
     The covenants set forth in this Paragraph 4 shall survive the Closing for the period set forth in this Paragraph 4. If no time period is set forth in this Paragraph 4, the covenants shall survive for so long as the Series Q Preferred Units and/or Series Q Preferred Shares are outstanding.

5. Transaction Costs. Each of the parties hereto shall bear its own costs and expenses with respect to the transactions contemplated hereby.
6. Closing.
     (a) The closing of the transactions contemplated by this Agreement shall be consummated on March 12, 2007 or on such other date as the parties may mutually agree (the “Closing”).
     (b) At the Closing, Operating Partnership and Company shall deliver to Contributor the following documents and the following other items (the documents and other items described in this Paragraph 6(b) being collectively referred to herein as the “Operating Partnership’s Closing Documents”):
     (i) This Agreement duly executed by Operating Partnership and Company;
     (ii) The Amendment, duly executed by all persons necessary to make such amendment binding on and enforceable against all Partners in Operating Partnership;
     (iii) Certificate of Determination of Company duly executed and delivered by Company;
     (iv) The Registration Rights Agreement, substantially in the form set forth on Exhibit C, duly executed and delivered by Company;
     (v) A Certificate of the Secretary of Company, substantially in the form set forth on Exhibit D together with completed exhibits attached thereto, executed by the Secretary of Company and dated as of the date of the Closing;
     (vi) Opinions of counsel or counsels to Company and Operating Partnership substantially in the form set forth on Exhibit E;
     (vii) A Cross-Receipt, substantially in the form set forth on Exhibit F;
     (viii) Evidence of the written waiver of the ownership limitation contained in the Charter with respect to the Series Q Preferred Shares; and
     (ix) Those other closing documents required to be executed by it or as may be otherwise reasonably necessary or appropriate to consummate the transactions contemplated herein.
     (c) At the Closing, Contributor and/or Parent shall deliver to Operating Partnership and Company the following documents and the following other items (the documents and other items described in this Paragraph 6(c) being collectively referred to herein as the “Contributor’s Closing Documents”):
     (i) Counterparts of documents listed in Paragraphs 6(b)(i), (iv) and (vii), duly executed by Contributor and/or Parent; and

     (ii) Those other closing documents required to be executed by it or as may be otherwise reasonably necessary or appropriate to consummate the transaction contemplated herein.
7. Representations and Warranties of Parent. Parent makes the following representations and warranties to Operating Partnership and Company, all of which (except as otherwise designated) are true and correct in all material respects on the Agreement Date and shall be true and correct in all material respects as of the date of the Closing:
     (a) Parent is duly organized and validly existing under the laws of the state of Delaware and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and the availability of any particular equitable remedy.
     (b) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the Governing Documents of Parent or (ii) any agreement, order, judgment, decree, arbitration award, statute, law, rule, regulation or instrument to which Parent is a party or by which it or its assets are bound, or (b) constitutes or will constitute (with or without due notice or lapse of time or both) a breach, violation or default (or give rise to any right of termination, cancellation or acceleration) under any of the foregoing, or result in the creation of any lien, charge or encumbrance pursuant to any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any third-party is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent.
     (c) Parent acknowledges that the Series Q Preferred Units have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under Section 4(2) of the Securities Act and similar state law exceptions. Parent hereby acknowledges receipt of a copy of the Partnership Agreement and represents that it has reviewed same and understands the provisions thereof which have a bearing on the representations made in this Paragraph 7(c).
     (d) Parent has no contract, understanding, agreement or arrangement with any Person or entity to sell, transfer or grant a participation to such Person or entity or any other Person or entity, with respect to any or all of the Series Q Preferred Units Contributor will receive in accordance with the provisions hereof or any Series Q Preferred Shares to be acquired in exchange therefor.
     (e) Parent is not an employee benefit plan subject to ERISA or Section 4975 of the Code.
     (f) To the best of Parent’s knowledge, applying the REIT stock ownership rules described below, if the Series Q Preferred Shares were issued to Contributor at the time of (and instead of) the issuance of the Series Q Preferred Units, and to no other Person, no “individual” would be treated as owning more than 9.9% of the outstanding shares of the Series Q Preferred Shares (except potentially two individuals who would each be treated as owning less than 15% of the outstanding shares of the Series Q Preferred Shares, provided that neither such individual would be treated as owning more than 9.9% of the combined number of outstanding shares of the Series Q Preferred Shares, the Series N Preferred Shares, the Series J Preferred Shares and the Series G Preferred Shares, also evaluating the Series N Preferred Units, the Series J Preferred Units and the Series G Preferred Units as if each such outstanding unit had been exchanged for a corresponding Series N Preferred Share, Series J Preferred Share or Series G Preferred Share, as applicable). For this purpose, ownership shall be determined under Section 856(h) of the Code and the applicable regulations, which apply Code Sections 542(a)(2) and 544, as modified.
7A. Representations and Warranties of Contributor. Contributor and Parent make the following representations and warranties to Operating Partnership and Company, all of which (except as otherwise designated) are true and correct in all material respects on the Agreement Date and shall be true and correct in all material respects as of the date of the Closing:
     (a) Contributor is duly organized and validly existing under the laws of the state of Delaware and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and the availability of any particular equitable remedy.
     (b) Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein nor fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the Governing Documents of Contributor or (ii) any agreement, order, judgment, decree, arbitration award, statute, law, rule, regulation or instrument to which Contributor is a party or by which it or its assets are bound, or (b) constitutes or will constitute (with or without due notice or lapse of time or both) a breach, violation or default (or give rise to any right of termination, cancellation or acceleration) under any of the foregoing, or result in the creation of any lien, charge or encumbrance pursuant to any of the foregoing. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any third-party is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Contributor.
     (c) Contributor acknowledges that the Series Q Preferred Units have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under Section 4(2) of the Securities Act and similar state law exceptions. The Series Q Preferred Units to be received by Contributor hereunder and any Series Q Preferred Shares acquired in exchange therefor shall be held by Contributor for investment purposes only for its own account, and not with a view to or for sale in connection with any distribution of the Series Q Preferred Units or such Series Q Preferred Shares, and Contributor acknowledges that the Series Q Preferred Units and Series Q Preferred Shares cannot be sold or otherwise disposed of by the holders thereof unless they are subsequently registered under the Securities Act or sold or otherwise disposed of pursuant to an exemption therefrom; and the Series Q Preferred Units may not be sold, assigned or otherwise transferred except in compliance with the Partnership Agreement. Contributor hereby acknowledges receipt of a copy of the Partnership Agreement and represents that it has reviewed same and understands the provisions thereof which have a bearing on the representations made in this Paragraph 7A(c).
     (d) Contributor has no contract, understanding, agreement or arrangement with any Person or entity to sell, transfer or grant a participation to such Person or entity or any other Person or entity, with respect to any or all of the Series Q Preferred Units it will receive in accordance with the provisions hereof or any Series Q Preferred Shares to be acquired in exchange therefor.
     (e) Contributor is an “accredited investor” within the meaning of Regulation D under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of receiving and owning the Series Q Preferred Units and Contributor is able to bear the economic risk of such ownership.
     (f) Contributor is not an employee benefit plan subject to ERISA or Section 4975 of the Code.
     (g) In making this investment, Contributor is relying upon the advice of its own personal, legal and tax advisors with respect to the tax and other aspects of an investment in Operating Partnership.
     (h) To the best of Contributor’s and Parent’s knowledge, applying the REIT stock ownership rules described below, if the Series Q Preferred Shares were issued to Contributor at the time of (and instead of) the issuance of the Series Q Preferred Units, and to no other Person, no “individual” would be treated as owning more than 9.9% of the outstanding shares of the Series Q Preferred Shares (except potentially two individuals who would each be treated as owning less than 15% of the outstanding shares of the Series Q Preferred Shares, provided that neither such individual would be treated as owning more than 9.9% of the combined number of outstanding shares of the Series Q Preferred Shares, the Series N Preferred Shares, the Series J Preferred Shares and the Series G Preferred Shares, also evaluating the Series N Preferred Units, the Series J Preferred Units and the Series G Preferred Units as if each such outstanding unit had been exchanged for a corresponding Series N Preferred Share, Series J Preferred Share or Series G Preferred Share, as applicable). For this purpose, ownership shall be determined under Section 856(h) of the Code and the applicable regulations, which apply Code Sections 542(a)(2) and 544, as modified.
8. Representations and Warranties of Operating Partnership and Company. Operating Partnership and Company make the following representations and warranties to Contributor and Parent, all of which (except as otherwise designated) are true and correct in all material respects on the Agreement Date and shall be true and correct in all material respects as of the date of the Closing:
     (a) Operating Partnership is duly organized and validly existing under the laws of the state of California and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is material to the transactions contemplated herein or to the conduct of its business and has been duly authorized by all necessary and appropriate action to enter into this Agreement, the Amendment and the Registration Rights Agreement (each a “Transaction Document” and, collectively, the “Transaction Documents”), to issue, sell and deliver the Series Q Preferred Units and to consummate the transactions contemplated by the Transaction Documents, and the individuals executing each of the Transaction Documents on behalf of Operating Partnership have been duly authorized by all necessary and appropriate action on behalf of Operating Partnership and no other proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and, except as contemplated by the applicable Transaction Document, thereby. This Agreement and each other Transaction Document to which it is a party is a valid and binding obligation of Operating Partnership, enforceable against Operating Partnership in accordance with its terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and the availability of any particular equitable remedy.
     (b) Company is duly organized and validly existing under the laws of the state of California and is duly registered and qualified to do business in each jurisdiction where such registration or qualification is material to the transactions contemplated herein or to the conduct of its business and has been duly authorized by all necessary and appropriate action to enter into this Agreement, the Certificate of Determination and each of the other Transaction Documents, to issue and deliver, upon exchange of the Series Q Preferred Units, in accordance with the Amendment, the Series Q Preferred Shares and to consummate the transactions contemplated by the Transaction Documents and the Certificate of Determination, and the individuals executing the Certificate of Determination and each of the Transaction Documents on behalf of Company have been duly authorized by all necessary and appropriate action on behalf of Company, except for the filing of the Certificate of Determination with the Secretary of State of the State of California, and no other proceedings on the part of the Company are necessary to authorize this Agreement, the Certificate of Determination or the other Transaction Documents or to consummate the transactions contemplated hereby and, except as contemplated by the Certificate of Determination or other applicable Transaction Document, thereby. This Agreement, the Certificate of Determination and each other Transaction Document to which it is a party is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except insofar as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and the availability of any particular equitable remedy.
     (c) Neither the execution nor the delivery of this Agreement, the other Transaction Documents and the Certificate of Determination nor the consummation of the transactions contemplated herein or therein nor fulfillment of or compliance with the terms and conditions hereof or thereof (a) conflict with or will result in a breach of any of the terms, conditions or provisions of (i) the Governing Documents of Company or Operating Partnership or any of its general partners or (ii) any agreement, order, judgment, decree, arbitration award, statute, law, rule, regulation or instrument to which Company or Operating Partnership is a party or by which it or its assets are bound, or (b) constitutes or will constitute (with or without due notice or lapse of time or both) a breach, violation or default (or give rise to any right of termination, cancellation or acceleration) under any of the foregoing, or result in the creation of any lien, charge or encumbrance pursuant to any of the foregoing. Except for the filing of the Certificate of Determination with the Secretary of State of the State of California, no consent or approval, authorization, order, registration or qualification of any governmental entity or any third-party is required for the execution and delivery of this Agreement, the other Transaction Documents and the Certificate of Determination and the consummation of the transactions contemplated herein or therein by Operating Partnership or Company, as the case may be.
     (d) Immediately following the issuance of the Series Q Preferred Units pursuant to this Agreement, less than 15% of Operating Partnership’s assets (giving effect to Contributor’s investment in Operating Partnership) will consist of “stock and securities” within the meaning of Section 351(e)(1) of the Code, and Operating Partnership and Company have no plan or intention to acquire or dispose of assets that would increase the amount of its assets constituting “stock and securities” to an amount equal to or greater than 17%.
     (e) Operating Partnership is classified as a partnership for U. S. federal income tax purposes and is not taxable as a corporation under the Code. Operating Partnership has not been since its organization and is not presently a PTP, and neither Operating Partnership nor Company has reported or taken a position with the Internal Revenue Service or its partners that Operating Partnership is a PTP. Operating Partnership will treat the Series Q Preferred Units as equity for U.S. federal income tax purposes. The Series Q Preferred Units are not convertible or exchangeable into any other asset except as provided in the Partnership Agreement.
     (f) Neither Company nor Operating Partnership has any present plan or intention, and neither Company nor Operating Partnership has any actual knowledge of any present plan or intention of any partner in Operating Partnership, to take any action or actions that would or likely would result in Operating Partnership (i) failing to qualify for the private placement safe harbor of Treasury Regulation Section 1.7704-(h)(1) or (ii) becoming classified as a corporation under the Code or a PTP in the foreseeable future. Neither Company nor Operating Partnership has actual knowledge of facts that reasonably would cause it to expect that Operating Partnership would or likely would (i) fail to qualify for the private placement safe harbor of Treasury Regulation Section 1.7704-(h)(1) or (ii) become classified as a corporation under the Code or a PTP in the foreseeable future.
     (g) Equity interests in the Operating Partnership are not traded on an “established securities market” as defined in Treas. Reg. Section 1.7704-1(b).
     (h) [Intentionally Omitted]
     (i) All interests in Operating Partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act or that would not have been required to be registered if interests had been offered and sold in the United States, and during the current tax year of Operating Partnership, Operating Partnership has not had at any time more than 90 partners (including the Contributor, which for the purposes hereof, is being counted as one partner) within the meaning of Treas. Reg. Section 1.7704-1(h).
     (j) The Company has properly elected to be taxed as a real estate investment trust (“REIT”) in accordance with Sections 856 to 860 of the Code, currently qualifies for taxation as a REIT and has no plan or intention or knowledge of facts that likely would cause it to fail to qualify for taxation as a REIT in the foreseeable future.
     (k) The Series Q Preferred Units have been duly authorized and upon contribution of the Contribution Amount to the Operating Partnership will be validly issued, fully paid and, to the extent permitted by the California Revised Limited Partnership Act, as amended, non- assessable, and free and clear of all liens, claims, charges, security interests, options, or any other encumbrances. Attached as an exhibit to the Secretary’s Certificate, which is attached hereto as Exhibit D, is a true and complete copy of the Partnership Agreement of Operating Partnership dated as of March 17, 1998, as amended to date, including the Amendment. Except as set forth on Exhibit D, the Partnership Agreement has not been amended, superseded or revoked and is in full force and effect on the date hereof.
     (l) As of the date hereof, the entire authorized capital stock of the Company consists of 50,000,000 shares of preferred stock, of which 22,900 shares were issued and outstanding (represented by 22,900,000 depositary shares), 100,000,000 shares of equity stock, of which no shares were outstanding, and 100,000,000 shares of common stock. As of the date hereof, approximately 21,318,363 shares of the Company’s common stock were issued and outstanding. Except as described in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and except for options and restricted shares to acquire shares of the Company’s common stock under the Company’s employee stock option and incentive plan granted since December 31, 2006 (no such options or restricted shares have been granted since December 31, 2006), there are no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which were binding upon the Company as of the date hereof providing for the issuance or acquisition of any of the Company’s capital stock and no options, warrants, rights, contracts, rights to subscribe, conversion rights or other such agreements or commitments have been issued since December 31, 2006. Except as described in the Company’s annual report on Form 10-K for the year ended December 31, 2006, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Series Q Preferred Shares rank on a parity with the 7.95% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Shares”), the 7.000% Cumulative Preferred Stock, Series H, the 6.875% Cumulative Preferred Stock, Series I, the 7.50% Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Shares”), the 7.950% Cumulative Preferred Stock, Series K, the 7.60% Cumulative Preferred Stock, Series L, the 7.20% Cumulative Preferred Stock, Series M, the 7?% Cumulative Preferred Stock, Series N, the 7.375% Cumulative Preferred Stock, Series O, and the 6.70% Cumulative Preferred Stock, Series P with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of Company. No outstanding class or series of equity securities of Company ranks senior to the Series Q Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of Company. Operating Partnership has not issued any preferred units to any Person except for the 9 1/4% Series A Cumulative Redeemable Preferred Units (which were redeemed by Operating Partnership in April 2004), the 8?% Series B Cumulative Redeemable Preferred Units (which were redeemed by Operating Partnership in April 2004), the 8 3/4% Series C Cumulative Redeemable Preferred Units (which were redeemed by Operating Partnership in September 2004), the 9 1/2 Series D Cumulative Redeemable Preferred Units (which were redeemed by the Operating Partnership in May 2006), the 9 1/4 Series E Cumulative Redeemable

Preferred Units (which were redeemed by the Operating Partnership in September 2006), the 8 3/4% Series F Cumulative Redeemable Preferred Units (which were redeemed by the Operating Partnership in January 2007), the 7.95% Series G Cumulative Redeemable Preferred Units (the “Series G Preferred Units”), the 7.000% Series H Cumulative Redeemable Preferred Units, the 6.875% Series I Cumulative Redeemable Preferred Units, the 7.50% Series J Cumulative Redeemable Preferred Units (the “Series J Preferred Units”), the 7.950% Series K Cumulative Redeemable Preferred Units, the 7.60% Series L Cumulative Redeemable Preferred Units and the 7.20% Series M Cumulative Redeemable Preferred Units, the 7?% Series N Cumulative Redeemable Preferred Units, the 7.375% Series O Cumulative Redeemable Preferred Units, the 6.70% Series P Cumulative Redeemable Preferred Units, the 8?% Series X Cumulative Redeemable Preferred Units (which were redeemed by Operating Partnership in September 2004) and the 8?% Series Y Cumulative Redeemable Preferred Units (which were redeemed by Operating Partnership in July 2005). The Series Q Preferred Units rank on a parity with the 7.95% Series G Cumulative Redeemable Preferred Units, the 7.000% Series H Cumulative Redeemable Preferred Units, the 6.875% Series I Cumulative Redeemable Preferred Units, the 7.50% Series J Cumulative Redeemable Preferred Units, the 7.950% Series K Cumulative Redeemable Preferred Units, the 7.60% Series L Cumulative Redeemable Preferred Units, the 7.20% Series M Cumulative Redeemable Preferred Units, the 7?% Series N Cumulative Redeemable Preferred Units, the 7.375% Series O Cumulative Redeemable Preferred Units and the 6.70% Series P Cumulative Redeemable Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of Operating Partnership. Subject to the differing allocation rights of the Cumulative Redeemable Preferred Units referred to in the previous sentence, which such allocation rights are set forth in Section 4 of the Amendment, no outstanding class or series of Partnership Interests (as defined in the Partnership Agreement of Operating Partnership) of Operating Partnership ranks senior to the Series Q Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of Operating Partnership. Company has not issued any preferred shares to any Person except for the 9 1/4% Cumulative Preferred Stock, Series A (which were redeemed by Company in April 2004), the 9.500% Cumulative Preferred Stock, Series D (which were redeemed by the Company in May 2006), the 8.750% Cumulative Preferred Stock, Series F (which were redeemed by the Company in January 2007), the 7.000% Cumulative Preferred Stock, Series H, the 6.875% Cumulative Preferred Stock, Series I, the 7.950% Cumulative Preferred Stock, Series K, the 7.60% Cumulative Preferred Stock, Series L, the 7.20% Cumulative Preferred Stock, Series M, the 7.375% Cumulative Preferred Stock, Series O and the 6.70% Cumulative Preferred Stock, Series P.
     (m) The Series Q Preferred Shares issuable upon exchange of the Series Q Preferred Units in accordance with the Partnership Agreement have been duly and validly reserved for issuance, and upon issuance in accordance with this Agreement, the Partnership Agreement and the Charter, shall be duly and validly issued, fully paid and non-assessable, and free and clear of all liens, claims, charges, security interests, options or any other encumbrances.
     (n) Neither the issuance, sale or delivery of the Series Q Preferred Units nor, upon exchange, the issuance and delivery of the Series Q Preferred Shares, is subject to any preemptive right of any Partner of Operating Partnership arising under law or the Partnership Agreement or any stockholder of Company arising under applicable law or the Charter or Bylaws of Company, or to any contractual right of first refusal or other right in favor of any

Person. With the exception of the Charter, the Partnership Agreement, and the Registration Rights Agreement, there are no agreements or understandings in effect restricting the voting rights, the distribution rights or any other rights of the holders of the Series Q Preferred Units, or upon exchange, the Series Q Preferred Shares.
     (o) There is no action, suit, claim, proceeding or investigation pending or, to Operating Partnership’s or Company’s knowledge, currently threatened against Operating Partnership or Company that questions the validity of the Certificate of Determination or any of the Transaction Documents or the right of Operating Partnership or Company to enter into the Certificate of Determination or any of the Transaction Documents, to consummate the transactions contemplated by the Certificate or Determination or any of the Transaction Documents, or that would reasonably be expected to, either individually or in the aggregate, have a material adverse affect on the business, operations, properties or condition (financially or otherwise) of Operating Partnership or Company, or result in any change in the current equity ownership of Operating Partnership or Company, nor is Company or Operating Partnership aware that there is any basis for the foregoing.
     (p) Immediately after the consummation of the transactions contemplated by this Agreement, Contributor shall own less than 13% of the total profits and capital interest of Operating Partnership. Operating Partnership and Company have no present plan or intention that will have the effect of causing Contributor to own 13% or more of the total profits and capital interest of Operating Partnership. Operating Partnership and Company have no present plan or intention to cause Operating Partnership to liquidate or sell substantially all of Operating Partnership’s assets.
     (q) Nothing has come to the attention of Operating Partnership and Company to cause it to believe and Operating Partnership and Company do not believe that (i) Operating Partnership will fail to have sufficient cash flow to satisfy the payment of the return on the Series Q Preferred Units (and hence cause the exchange right contained in the Partnership Agreement relating to the failure to pay full distributions in six (6) quarterly distribution periods to be exercisable) and (ii) Operating Partnership’s income will fall to a level that would cause the exchange right contained in the Partnership Agreement relating to an imminent and substantial risk that the Contributor’s interest in Operating Partnership represents or will represent 19.5% of the total profits or capital interests of the Operating Partnership to be exercisable.
     (r) Based on annual revenue, in excess of 85% of the business of the Company is conducted through the Operating Partnership and its Subsidiaries. The Company has no present plan or intention to acquire real property except through the Operating Partnership.
     (s) Neither Operating Partnership nor Company nor any Subsidiary of either is in default, conflict with or violation of (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture or obligation to which it is a party or by which Operating Partnership or Company or any Subsidiary of either or any property or asset of Company or Operating Partnership or any Subsidiary of either is bound or affected, except for any such conflicts, defaults or violations that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, properties or condition (financially or otherwise) of Operating Partnership or Company or any Subsidiary of either.
     (t) The Company, Operating Partnership and their Subsidiaries have good and marketable title in fee simple to all property owned by them listed in the SEC Reports (defined below), subject only to liens, encumbrances and/or defects which would not have a material adverse effect on the value of the Operating Partnership taken as a whole. All filings made by the Company, Operating Partnership and their Subsidiaries with the Commission within the last three (3) years (“SEC Reports”) were prepared and filed in compliance in all material respects with the Exchange Act, or the Securities Act, as applicable, and the rules and regulations promulgated by the Commission thereunder, and did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. During the last 12 months all such filings required to be made under the Exchange Act or Securities Act were timely made and there has been no material adverse change in the business, assets or financial condition of the Company, Operating Partnership or their Subsidiaries since the most recent such filing. The consolidated financial statements and the interim consolidated financial statements of the Company, Operating Partnership and their Subsidiaries included in the SEC Reports were prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly presented the consolidated financial condition and results of operations of the Company, Operating Partnership and their Subsidiaries as at the dates thereof and for the periods then ended, subject, in the case of the interim consolidated financial statements, to normal year-end adjustments and any other adjustments described therein.
     (u) Operating Partnership is not, and is not expected to be, treated for U.S. income tax purposes as (i) a “regulated investment company” within the meaning of Section 851 of the Code; (ii) a “real estate investment trust” within the meaning of Section 856 of the Code; or (iii) a “common trust fund” within the meaning of Section 584 of the Code.
     (v) Operating Partnership would presently satisfy, and nothing has come to the attention of Company or Operating Partnership to cause it to believe that the Operating Partnership will fail to satisfy, the income and asset requirements under Sections 856(c)(2), (3) and (4) of the Code, if Operating Partnership were otherwise taxable as a real estate investment trust under the Code. Operating Partnership and Company expect that from and after the date hereof Operating Partnership will satisfy the income and asset requirements under Sections 856(c)(2), (3) and (4) of the Code, if Operating Partnership were otherwise taxable as a real estate investment trust under the Code, and Operating Partnership and Company do not know of any existing facts or circumstances that would cause Operating Partnership to fail to satisfy the income and asset requirements under Sections 856(c)(2), (3) and (4) of the Code, if Operating Partnership were otherwise taxable as a real estate investment trust.
     (w) Operating Partnership has no plan or intention and Company has no plan or intention to cause Operating Partnership to elect under Treasury Regulation Section 301.7701-3 to be classified as an association.

     Operating Partnership and Company hereby expressly permit Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel to Contributor and Parent, to rely upon the representations and warranties set forth in Paragraph 8 as if such representations and warranties were made by Operating Partnership and Company directly to Fried, Frank, Harris, Shriver & Jacobson LLP.
9. Survival of Representations and Warranties. The representations and warranties set forth in Paragraphs 7, 7A and 8 shall survive the Closing.
10. Brokers. Each party represents and warrants to the other that such party has dealt with no broker, finder or other person (collectively, “Broker”) with respect to this Agreement or the transactions contemplated herein and that no Broker is entitled to a commission as a result of this transaction except that the Contributor has been represented by Goldman, Sachs & Co., and the parties agree that the Operating Partnership shall pay a commission to Goldman, Sachs & Co. on behalf of the Contributor in an amount equal to 2.5% of the Contribution Amount. Such amount shall be paid by the Operating Partnership immediately following the Closing by wire transfer to the account previously designated in writing by Goldman, Sachs & Co. Each of (a) Operating Partnership and Company, severally and not jointly, on the one hand, and (b) Contributor on the other hand, agrees to indemnify and hold harmless the other party against any loss, liability, damage, expense or claim incurred by reason of any brokerage commission or finder’s fee alleged to be payable because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys’ fees and court costs incurred in defending any such claim. The provisions of this Paragraph 10 shall survive the Closing.
11. Complete Agreement. Together with the Registration Rights Agreement, the Amendment, the Certificate of Determination and the other documents, the form of which are attached hereto as exhibits, this Agreement represents the entire agreement between Parent, Contributor, Operating Partnership and Company covering everything agreed upon or understood in this transaction and all prior agreements, written or oral, including any prior subscription agreements or letters, are merged into this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof in effect between the parties. No change or addition shall be made to this Agreement except by a written agreement executed by Parent, Contributor, Operating Partnership and Company.
12. Authorized Signatories. The Persons executing this Agreement for and on behalf of Contributor, Parent, Operating Partnership and Company each represent that they have the requisite authority to bind the entities on whose behalf they are signing.
13. Partial Invalidity. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
14. Miscellaneous.

     (a) Governing Law. This Agreement shall be interpreted and enforced according to the internal laws of the State of California.
     (b) Headings; Sections. All headings and sections of this Agreement are inserted for convenience only and do not form part of this Agreement or limit, expand or otherwise alter the meaning of any provision hereof.
     (c) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed effective execution of this Agreement and may be relied upon as such by the other party. If facsimile signatures are delivered, originals of such signatures shall be delivered to the other party within three (3) business days after execution, but the failure to deliver such originals within three business days shall not affect the validity or enforceability of this Agreement.
     (d) No Benefit for Third Parties. Except as provided in the last paragraph of Paragraph 8 hereof, the provisions of this Agreement are intended to be for the sole benefit of the parties hereto and their respective successors and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party, including any purchaser of interests in Contributor, except that the Parent shall be entitled to rely upon all representations, warranties and agreements of Company and Operating Partnership hereunder, as if made to it, and upon all of Operating Partnership’s Closing Documents, as if addressed to it. In addition, the legal opinions delivered pursuant to Paragraph 6 (b)(vi) hereof shall acknowledge that Parent may rely on the opinions, in addition to Contributor. None of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any other third party.
     (e) Rights and Obligations. The rights and obligations of Contributor, Parent, Operating Partnership and Company shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the provisions of Article 11 of the Partnership Agreement.
15. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s transmission confirmation report. Notice shall be sent and deemed given (a) if personally delivered or via nationally recognized overnight courier, then one business day following receipt by the receiving party, or (b) if mailed, then three (3) business days after being postmarked, or (c) if sent via telephonic facsimile transmission, then one business day following the date of confirmed receipt set forth in the telecopier’s transmission confirmation report.
     Any party listed below may change its address hereunder by notice to the other party listed below. Each of Operating Partnership, Company, Parent and Contributor may rely on the facsimile numbers set forth below for purposes of providing notice under the Amendment and the Certificate of Determination (unless the applicable party provides notice of a different fax number in accordance with the notice provisions set forth in this Paragraph 15). Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to Parent:	Goldman Sachs 2006 Exchange Place Fund, L.P.
c/o Goldman Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Mr. Eric S. Lane
Fax: (212) 357-9429

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Lawrence N. Barshay, Esq.
Fax: (212) 859-8586

If to Contributor:	GSEP 2006 Realty Corp.
c/o Goldman Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Mr. Eric S. Lane
Fax: (212) 357-9429

with a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Lawrence N. Barshay, Esq.
Fax: (212) 859-8586

If to Operating Partnership	c/o PS Business Parks, Inc.
or Company:	701 Western Avenue
Glendale, California 91201
Attention: Mr. Edward A. Stokx
Fax: (818) 242-0566

with a copy to:	c/o PS Business Parks, Inc.
701 Western Avenue
Glendale, California 91201
Attention: Ms. Stephanie Heim
Fax: (818) 242-0566
16. Press Releases. Contributor, Operating Partnership and Company each agrees that it will not issue any press release, advertisement or other public communication with respect to this

Agreement or transaction contemplated therein without the prior consent of the other party hereto, except to the extent such communication is required by applicable law or stock exchange rules. With respect to the initial press release in connection with this Agreement or the transaction contemplated herein, Operating Partnership and Company shall deliver a copy of such proposed press release to Contributor prior to the publication thereof and shall grant Contributor an opportunity to review the same and shall make reasonable revisions to such proposed press release requested by Contributor.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day first written above.

PARENT:

GOLDMAN SACHS 2006 EXCHANGE
PLACE FUND, L.P.

By:	Goldman Sachs 2006 Exchange Fund Advisors,
L.L.C., as general partner

By:	/s/ Eric Lane

Name: Eric Lane
Title: Authorized Person

CONTRIBUTOR:

GSEP 2006 REALTY CORP.

By:	/s/ Kristin Olson

Name: Kristin Olson
Title: Authorized Person
Signature Page to Series Q Contribution Agreement

OPERATING PARTNERSHIP:

PS BUSINESS PARKS, L.P.

By:	PS BUSINESS PARKS, INC., its general partner

By:	/s/ Joseph D. Russell, Jr.

Name: Joseph D. Russell, Jr.
Title: President & Chief Executive Officer

COMPANY:

PS BUSINESS PARKS, INC.

By:	/s/Joseph D. Russell, Jr.

Name: Joseph D. Russell, Jr.
Title: President & Chief Executive Officer
Signature Page to Series Q Contribution Agreement